UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/15/2011

EARTHLINK, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15605

Delaware	58-2511877
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 815-0770
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On November 15, 2011, EarthLink, Inc. (the "Company") completed its previously announced redemption of its outstanding 3.25% Convertible Senior Notes due 2026 (the "Notes") pursuant to the indenture, dated November 17, 2006 (the "Indenture"), between the Company and Wells Fargo Bank, N.A., as trustee. Additionally, the Company purchased Notes which had been put to the Company pursuant to the option purchase terms of the Indenture. The total amount paid by the Company in connection with the redemption and purchase of the Notes was $259,947,603.75, which includes principal and accrued interest. Upon the redemption and purchase of all of the outstanding Notes, the Indenture was satisfied and discharged as of November 15, 2011.

The description of the provisions of the Indenture is summary in nature and is qualified in its entirety by reference to the provisions of the definitive agreement. A copy of the Indenture was filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated November 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.

Date: November 21, 2011	By:	/s/ Bradley A. Ferguson
Bradley A. Ferguson
Chief Financial Officer